Exhibit 23.5

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this registration statement of Nexus Telocation Systems Ltd. (the “Company”), on Form F-3, of our report dated January 25, 2005 relating to the financial statements of Pointer Recuperación de México, S.A de C.V, for the year ended December 31, 2004 included in the Company’s Annual Report on Form 20-F, for the year ended December 31, 2004, filed with the Securities and Exchange Commission on June __, 2005.

/s/ SALLES, SAINZ - GRANT THORNTON, S.C.

Mexico City, Mexico
June 30, 2005